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Exhibit 99.1

For Immediate Release

For Information Contact:
Reid Simpson Chief Financial Officer 303.632.1773 reids@eCollege.com	Kristi Emerson Public Relations Manager 303.873.3788 kristie@eCollege.com

eCollege® Announces Record Quarterly Revenue of $24.3 Million

Company Achieves Third Quarter EPS of $0.05 and Adjusted EPS of $0.12

        DENVER—November 3, 2004—eCollege® [Nasdaq: ECLG], a leading provider of value-added information services to the post-secondary education industry, today announced it achieved revenue of $24.3 million for the third quarter of 2004, up 220 percent from $7.6 million for the third quarter of 2003. eCollege's third quarter results include revenue of $8.8 million from the Company's eLearning Division, and $15.5 million from the Company's Enrollment Division, Datamark, Inc., which was acquired on October 31, 2003.

        "We are very pleased with the operating and financial performance of both of our businesses," said Oakleigh Thorne, chairman and CEO of eCollege. "We are particularly pleased with the continued strong growth of our student fee revenues and the stabilization of profit margins in our rapidly growing interactive marketing product line."

        The Company's revenue for the third quarter of 2004 is an increase of 26 percent over pro forma(2) third quarter 2003 revenue of $19.2 million, which includes $11.6 million of revenue from Datamark. Pro forma financial information assumes that the Datamark acquisition occurred on January 1, 2003. The Company believes investors should consider pro forma financial information for the third quarter of 2003 as an additional and meaningful basis for comparison with the 2004 third quarter results.

        Net income for the third quarter of 2004 was $1.1 million ($0.05 per share, calculated on an average of 21.9 million diluted shares), compared to net income of $671 thousand ($0.03 per share, calculated on an average of 19.9 million diluted shares) for the third quarter of 2003. The Company's pro forma net income for the third quarter of 2004 is an improvement of $483 thousand, or 77%, over the pro forma net income of $625 thousand ($0.03 per share, calculated on an average of 21.6 million diluted shares) for the third quarter of 2003.

        In the third quarter of 2004, the Company recorded non-cash charges of $1.5 million, including expenses related to stock-based compensation, amortization of identifiable intangible assets associated with the Datamark acquisition, and the accretion of the discount on its debt (interest expense). After adding back these items, Adjusted Net Income(1) was $2.6 million ($0.12 per diluted share) for the third quarter of 2004, compared to Adjusted Net Income and Pro Forma Adjusted Net Income of $818 thousand ($0.04 per diluted share) and $1.7 million ($0.08 per diluted share), respectively, for the third quarter of 2003. Differences between the Company's net income amounts on a basis consistent with generally accepted accounting principles and the Adjusted and Pro Forma Net Income amounts are further explained in the financial table that accompanies the Condensed Statements of Operations included in this press release.

        The Company's third quarter Adjusted EBITDA(1) (Earnings Before Interest, Taxes, Depreciation and Amortization, and adjusted for non-cash stock-based compensation expense) was $4.3 million, compared to Adjusted EBITDA of $1.6 million and Pro Forma Adjusted EBITDA of $3.6 million, respectively, for the same period in 2003.

        On September 30, 2004, total assets were $119.6 million, including $24.3 million of cash and cash equivalents. The Company also had $28.6 million of long-term debt and $10.8 million of current debt, including $9.7 million outstanding under its line of credit, and it had stockholders' equity totaling $57.0 million.

        As previously announced, eCollege was an early adopter of SFAS No. 123, which impacted expenses related to the Company's Employee Stock Purchase Plan (ESPP). The Company has adopted certain changes to its ESPP, which became effective October 2004. These changes impact the accounting for the plan under SFAS No. 123 on a prospective basis, resulting in a more predictable level of expenses. Additionally, in the third quarter of 2004, the Company incurred approximately $500 thousand of expenses associated with Sarbanes Oxley implementation, in line with prior expectations.

        The following are highlights from eCollege's third quarter:

  •
  For the 2004 summer academic term, which traditionally includes fewer customer enrollment periods and primarily impacts the second and third quarters, the total number of distance student enrollments supported by the eLearning Division was approximately 103,000, compared to approximately 70,500 enrollments for the 2003 summer term.

  •
  For the 2004 fall academic term, which primarily impacts the third and fourth quarters, the total number of distance student enrollments supported by the eLearning Division is expected to exceed 170,000, compared to more than 118,500 enrollments for the 2003 fall term.

  •
  Enrollment Division revenue from all products and services increased 33% percent from the pro forma third quarter of 2003. Enrollment marketing services other than direct mail increased 147% percent in the third quarter of 2004 versus the pro forma third quarter of 2003, and represent 36% of Datamark's revenue.

  •
  eCollege appointed Marguerite Elias as senior vice president and general counsel, overseeing all legal and human resources functions for the Company.

  •
  eCollege announced its product advancement vision, including content management, business intelligence and enhanced program administration functionality. These advancements will help yield top and bottom line growth for eCollege's customers and support their regulatory compliance by driving better student retention, operational efficiency and program reporting.

  •
  The Company announced that its eLearning Division has achieved 100% system availability for the 2004-2005 academic year, while supporting record high student loads.

        Consistent with prior full year guidance, the Company's guidance for the fourth quarter is as follows, excluding any potential benefit associated with the Company's deferred tax assets and any potential impact of debt prepayment:

  •
  It expects revenue to range from $24.0 to $24.5 million.

  •
  It expects income from operations to range from $2.0 to $2.3 million.

  •
  It expects net income to range from $600 thousand to $900 thousand, resulting in an EPS of $0.04 to $0.05 (based on an assumed 22 million diluted shares).

  •
  It expects non-cash charges of $2.4 million, including:

  •
  Stock-based compensation, amortization of identifiable intangible assets, and non-cash interest expense of approximately $1.7 million.

  •
  Depreciation of approximately $700 thousand.

  •
  It expects Adjusted Net Income of $2.3 to $2.6 million ($0.10 to $0.12 per diluted share).

  •
  It expects Adjusted EBITDA to range from $4.0 to $4.3 million, after adding back $1.0 million of cash interest expense, net of interest income.

Conference Call

        eCollege will hold a conference call to discuss its 2004 third quarter financial results at 2:30 p.m. Mountain time (4:30 p.m. Eastern time) on November 3, 2004. Interested parties can listen to the live conference call webcast by going to the Investor Relations section of eCollege's Web site at www.eCollege.com. Please access the Web site at least 15 minutes prior to the call to register, download and install any necessary audio software.

        For those unable to listen at the designated time, the archived webcast will be available on eCollege's Web site for the next 12 months. A conference call replay also will be available from approximately 5:30 p.m. Mountain time (7:30 p.m. Eastern time) on November 3, 2004 until 10 p.m. Mountain time (midnight Eastern time) on November 10, 2004. To listen to the replay, participants in the U.S. and Canada should dial 800-642-1687, and international participants should dial 706-645-9291. The conference ID for the replay is 1528479.

About eCollege

        eCollege [Nasdaq: ECLG] is a leading provider of value-added information services to the post-secondary and K-12 education industries. The Company's eLearning Division designs, builds and supports some of the most successful, fully online degree, certificate/diploma and professional development programs in the country. The Company's Enrollment Division, Datamark, Inc., helps institutions build new enrollments and increase student retention. Customers include publicly traded for-profit institutions, community colleges, public and private universities, school districts, and state departments of education. eCollege was founded in 1996 and is headquartered in Denver. Datamark was founded in 1987 and is headquartered in Salt Lake City. For more information, visit www.eCollege.com and www.Datamark.com.

Forward Looking Statements

        This press release contains statements that are not historical in nature and that may be characterized as "forward-looking statements" within the meaning of the securities laws. Examples of these forward-looking statements include statements about expected future revenue, expenses, operating income, net income, non-cash charges, Adjusted Net Income, EBITDA, Adjusted EBITDA, cash and cash equivalents, profitability, student enrollments, and any other statements that are not clearly historical. These statements are based on management's current expectations and assumptions and are subject to a number of uncertainties and risks. Actual results may differ materially. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, but are not limited to: the difficulty in predicting future growth due to the early stage of and rapid changes in the market for our products and services; our eLearning customers' ability to continue to build, grow and market their online programs; the difficulty in predicting changes in the mix of marketing products and services employed by customers of our Enrollment Division; substantial competition, including pricing competition, in the online education and enrollment and retentions services markets; technological developments, emerging industry standards and government regulations, and customer requirements, which continually require us to improve our software and services; a significant portion of our revenue is generated from a relatively small number of customers; our debt obligations could adversely affect our financial health and our ability to obtain financing and react to changes in our business; the possibility that we may not be able to achieve continued growth or profitability, or maintain current levels of revenue; our ability to protect our intellectual property and other proprietary rights from infringement; the impact of laws and regulations affecting education and the Internet; the ability of the Company to retain key executives at eCollege and Datamark; our lengthy sales cycle; our network infrastructure and computer systems failing; the vulnerability of our network to security risks; the possibility that we may not be able to raise additional capital on acceptable terms; Datamark's ability to develop and sustain long-term customer relationships; the cost of marketing activities, including mailing lists, materials and postal rates; the use in these estimates of preliminary allocations of the assets acquired and liabilities assumed from Datamark and the possibility that the Datamark operations could be disruptive to our existing business, may not be successfully integrated, and may not live up to financial or business expectations and the additional debt incurred increases our leverage and fixed debt service obligations; the effects general economic conditions may have on our revenues; and such other factors as are discussed in our most recent Annual Report on Form 10-K/A and Quarterly Report on Form 10-Q/A filed with the U.S. Securities and Exchange Commission ("SEC") and available on our Web site, www.eCollege.com. We are not obligated to update or supplement any forward-looking statements that become untrue after the date of this release.

eCollege is a registered trademark of eCollege.

(1)
Adjusted Net Income and Adjusted EBITDA are not generally accepted accounting principles, or "GAAP," based measures. However, management believes, based on feedback from investors, analysts and other users of the Company's financial information, that Adjusted Net Income and Adjusted EBITDA are appropriate measures of evaluating the operating performance of the Company because they are an indication of the resources available for strategic opportunities and are used by many investors to assess the Company's profitability from current operations. Further, management believes, based on feedback from analysts, that Adjusted Net Income is an important measure that analysts use in their earnings estimates of the Company, which are used by investors and potential investors. Finally, as a result of the Company's acquisition of Datamark, and the borrowings that were made to facilitate that transaction, Adjusted EBITDA has been defined by the Company's lenders as an important metric, and is used in the Company's debt compliance covenants. However, these measures should be considered in addition to, not as a substitute for or superior to, net income, cash flows, or other measures of financial performance prepared in accordance with generally accepted accounting principles. Because Adjusted Net Income and Adjusted EBITDA are used by some investors, analysts and other users of the Company's financial information as performance measures, they are reconciled herein to net income.

# # #

eCollege
Condensed Statements of Operations
Unaudited
(in thousands, except per share data)

	For the Three Months Ended September 30,
	2004	2003(3)	2003 Pro Forma(2)
eLearning	$8,797	$7,601	$7,601
Enrollment Marketing	15,494	—	11,646

Total Revenue	24,291	7,601	19,247
Cost of Revenue	12,887	2,629	10,093

Gross Profit	11,404	4,972	9,154
Research and Development	1,545	1,483	1,483
Sales and Marketing	2,317	1,261	2,461
General and Administrative	4,743	1,563	2,934
Amortization of Intangible Assets	373	—	373

Total Operating Costs and Expenses	8,978	4,307	7,251

Income from Operations	2,426	665	1,903
Interest and Other Income (Expense)	(1,278)	6	(1,278)

Income before Income Taxes	$1,148	$671	$625
Income Tax (Expense)	(40)	—	—

Net Income	$1,108	$671	$625

Basic Net Income per Share	$0.05	$0.04	$0.03

Diluted Net Income per Share	$0.05	$0.03	$0.03

Weighted Average Shares Outstanding—Basic	20,411	18,096	19,771
Weighted Average Shares Outstanding—Diluted	21,926	19,948	21,623
		(4)Per Share		(4)Per Share		(4)Per Share
Reconciliation of Adjusted EBITDA to Net Income (Loss):(1)
Net Income	$1,108	$0.05	$671	$0.03	$625	$0.03
Adjustments for Non-Cash Charges:
Stock-Based Compensation Expense	849		147		412
Amortization of Identified Intangibles	373		—		373
Non-Cash Interest Expense	241		—		241

Adjusted Net Income(1)	2,571	$0.12	818	$0.04	1,651	$0.08
Depreciation	624		436		615
Amortization of Capitalized Software	—		314		314
Cash Interest (Income)/Expense, Net	1,037		(6)		1,037
Taxes on Income	40		—		—

Adjusted Earnings (Loss) Before Interest, Taxes, Depreciation and Amortization(1)	$4,272		$1,562		$3,617

(2)
Pro forma information assumes that the Datamark acquisition occurred on January 1, 2003. Datamark's results for July through September 2003 included in the pro forma information that were not included in the actual results for the three months ended September 30, 2003 are as follows: $11.6 million of revenue, $7.5 million of costs of revenue, $1.2 million of sales and marketing expense, $1.4 million of general and administrative expense, $373 thousand of amortization of intangible assets, and $1.3 million of interest expense.

The unaudited pro forma results are presented for illustrative purposes only and are not necessarily indicative of the consolidated results of operations, net income or Adjusted EBITDA that would have been reported had the acquisition actually occurred on January 1, 2003, nor do they represent a forecast of the consolidated results of operations, net income or Adjusted EBITDA for any future period.

(3)
Please note that 2003 historical results have been adjusted to reflect the additional stock-based compensation recorded as a result of the Company's earlier announced adoption of SFAS No. 123, effective January 1, 2003.

(4)
Per share data presented is based on each period's respective weighted average dilutive shares outstanding.

eCollege
Condensed Statements of Operations
Unaudited
(in thousands, except per share data)

	For the Nine Months Ended September 30,
	2004	2003(6)	2003 Pro Forma(4)
eLearning	$25,482	$21,623	$21,623
Enrollment Marketing	39,356	—	31,108

Total Revenue	64,838	21,623	52,731
Cost of Revenue	33,706	8,290	29,065

Gross Profit	31,132	13,333	23,666
Research and Development	5,022	4,378	4,378
Sales and Marketing	7,443	3,848	7,054
General and Administrative	11,807	4,561	8,502
Amortization of Intangible Assets	1,119	—	1,118

Total Operating Costs and Expenses	25,391	12,787	21,052

Income from Operations	5,741	546	2,614
Interest and Other Income (Expense)	(3,813)	(36)	(3,785)

Net Income (Loss) before Income Taxes	$1,928	$510	$(1,171)
Income Tax	(102)	—	—

Net Income (Loss)	$1,826	$510	$(1,171)

Basic Net Income (Loss) per Share	$0.09	$0.03	$(0.06)

Diluted Net Income (Loss) per Share	$0.08	$0.03	$(0.06)

Weighted Average Shares Outstanding—Basic	20,254	17,007	19,643
Weighted Average Shares Outstanding—Diluted	22,376	18,333	19,643
		(7)Per Share		(7)Per Share		(7)Per Share
Reconciliation of Adjusted EBITDA to Net Income (Loss):(1)
Net Income (Loss)	$1,826	$0.08	$510	$0.03	$(1,171)	$(0.06)
Adjustments for Non-Cash Charges:
Stock-Based Compensation Expense	2,853		283		1,076
Amortization of Identified Intangibles	1,119		—		1,118
Non-Cash Interest Expense	665		—		665

Adjusted Net Income (Loss)(1)	6,463	$0.29	793	$0.04	1,688	$0.09
Depreciation	1,786		1,525		2,029
Amortization of Capitalized Software	314		941		941
Cash Interest (Income)/Expense, Net	3,112		36		3,118
Taxes on Income	102		—		—

Adjusted Earnings (Loss) Before Interest, Taxes, Depreciation and Amortization(1)	$11,777		$3,295		$7,776

(5)
Pro forma information assumes that the Datamark acquisition occurred on January 1, 2003. Datamark's results for January through September 2003 included in the pro forma information that were not included in the actual results for the nine months ended September 30, 2003 are as follows: $31.1 million of revenue, $20.8 million of costs of revenue, $3.2 million of sales and marketing expense, $3.9 million of general and administrative expense, $1.1 million of amortization of intangible assets, and $3.7 million of interest expense.

The unaudited pro forma results are presented for illustrative purposes only and are not necessarily indicative of the consolidated results of operations, net income or Adjusted EBITDA that would have been reported had the acquisition actually occurred on January 1, 2003, nor do they represent a forecast of the consolidated results of operations, net income or Adjusted EBITDA for any future period.

(6)
Please note that 2003 historical results have been adjusted to reflect the additional stock-based compensation recorded as a result of the Company's earlier announced adoption of SFAS No. 123, effective January 1, 2003.

(7)
Per share data presented is based on each period's respective weighted average dilutive shares outstanding.

eCollege
Condensed Balance Sheets
Unaudited
(in thousands)

	September 30, 2004	December 31, 2003
Current Assets:
Cash and Cash Equivalents	$24,260	$15,974
Accounts Receivable (Net) and Other Current Assets	20,313	11,694

Total Current Assets	44,573	27,668
Property and Equipment, Software Development Costs and Other Assets, (Net)	7,872	6,707
Investments	516	—
Identified Intangible Assets (Net)	10,732	11,851
Goodwill	55,951	55,797

Total Assets	$119,644	$102,023

Current Liabilities:
Accounts Payable and Accrued Liabilities	$15,336	$10,367
Deferred Revenue and Customer Advances	7,213	2,499
Line of Credit	9,688	9,365
Current Portion of Long-Term Debt	1,133	1,000

Total Current Liabilities	33,370	23,231
Deferred Revenue	100	97
Other Liabilities	604	677
Long-Term Debt ($33.2 million face value)	28,600	27,585

Total Liabilities	62,674	51,590
Common Stock and Additional Paid-In Capital, less Treasury Stock	124,256	121,421
Warrants, Restricted Stock Rights, Options and Deferred Compensation (Net)	8,727	6,851
Accumulated Deficit	(76,013)	(77,839)

Total Shareholders' Equity	56,970	50,433

Total Liabilities and Shareholders' Equity	$119,644	$102,023

eCollege
Condensed Statement of Cash Flow
Unaudited
(in thousands)

	For the Nine Months Ended September 30,
	2004	2003
Cash Flows from Operating Activities:
Net Income (Loss)	$1,826	$510
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities—
Depreciation	1,786	1,525
Amortization of Capitalized Software	314	941
Amortization of Intangible Assets	1,119	—
Amortization of Debt Issuance Costs and Discounts on Debt	783	—
Stock-Based Compensation	2,853	283
Other (Net)	1,059	8
Change in—
Accounts Receivable	(7,930)	(1,148)
Accounts Payable and Accrued Liabilities	4,336	150
Deferred Revenue and Customer Advances	4,718	741
Other Changes in Assets and Liabilities (Net)	(278)	(671)

Net Cash Provided by Operating Activities	10,586	2,339

Cash Flows from Investing Activities:
Purchases of Property and Equipment	(2,231)	(646)
Capitalized Software Costs	(856)	—
Reclass of Restricted Cash to Investments	(516)	—
Business Acquisition Costs	(154)	(242)
Other (Net)	6	6

Net Cash Used in Investing Activities	(3,751)	(882)

Cash Flows from Financing Activities:
Proceeds from Issuance of Common Stock	1,981	32,611
Payment of Stock Issuance Costs	(10)	(1,649)
Payments (on) Leasing Agreements (Net)	(93)	(1,193)
Proceeds and Payments from (on) Term Loan (Net)	(750)	1,169
Proceeds and Payments from (on) Line of Credit (Net)	323	(2,938)

Net Cash Provided by Financing Activities	1,451	28,000

Net Increase in Cash and Cash Equivalents	8,286	29,457
Cash and Cash Equivalents, Beginning of Period	15,974	13,633

Cash and Cash Equivalents, End of Period	$24,260	$43,090

Supplemental Cash Flow Information:
Cash paid for interest	$3,112	$109
Schedule of Non-Cash Activities:
Financed hardware purchases	$443	$19
Acquisition of treasury stock included in accrued liabilities	67	35
Stock withheld for tax liabilities	44	—

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eCollege® Announces Record Quarterly Revenue of $24.3 Million